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                                                                   EX-99.a.2b.IV


                     FORM OF CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

                     RESOLUTIONS CHANGING THE NAME OF THE
                      GLOBAL (EX-U.S.) EQUITY FUND SERIES

     Pursuant to Article V, Section 9 of the By-Laws, dated August 9, 1993, of The Brinson Funds, a Delaware Business Trust (the "Trust"), the undersigned does hereby certify the following:

     1.  She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Agreement and Declaration of Trust dated August 9, 1993 (the
     "Declaration"), pursuant to Article III, Section 6 of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") regarding the name change of the Global (Ex-U.S.) Equity Fund series of the Trust.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on August 21, 2000 at which a quorum was present and acting throughout and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 21/st/ day of August, 2000.



(Trust Seal)
                                             _________________________________
                                             Carolyn M. Burke, Secretary
                                             The Brinson Funds
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       Resolutions Adopted August 21, 2000 and Incorporated by Reference
                  Into the Agreement and Declaration of Trust
                             of The Brinson Funds
                             dated August 9, 1993
                  Pursuant to Article III, Section 6 thereof

                     RESOLUTIONS CHANGING THE NAME OF THE
                      GLOBAL (EX-U.S.) EQUITY FUND SERIES

     RESOLVED, that the Board of Trustees hereby redesignates the Series currently known as the Global (Ex-U.S.) Equity Fund as the International Equity Fund, which redesignation shall be effective upon the filing of the next Post-Effective Amendment to the Trust's registration statement with the SEC; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized and directed to take such actions as are necessary to effectuate the redesignation of the Series identified above, including making such revisions to the Trust's registration statement, prospectuses, and other relevant documents, as required.